EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-2 of Imaging Technologies Corporation of our report dated October 10, 2000, which appears on Page F-1 of Form 10-K for the year ended June 30, 2000, and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Boros & Farrington APC
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BOROS & FARRINGTON APC
San Diego, California
September 5, 2001